Exhibit 4.7
PARALLEL PETROLEUM CORPORATION
AND
AMERICAN STOCK TRANSFER, INC.
                          Warrant Agent
PURCHASE WARRANT AGREEMENT
Dated as of October 1, 1980

     THIS AGREEMENT dated as of October 1, 1980, between PARALLEL PETROLEUM CORPORATION, a Texas corporation (the “Company”), and AMERICAN STOCK TRANSFER, INC., a Colorado corporation, (the “Warrant Agent”).
     WHEREAS:
     1. In connection with a public offering of 1,500,000 Units (the “Units”), each consisting of 10 common shares of the Company, $.001 par value (the “Common Shares”), and 2 detachable purchase warrants (the “Warrants”) to purchase one Common Share each, the Company proposes to issue 3,000,000 Warrants to purchase initially up to an aggregate of 3,000,000 Common Shares.
     2. The Company desires to provide for the issuance of Purchase Warrant Certificates (the “Warrant Certificates”) representing the Warrants.
     3. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, registration of transfer and exchange of Warrant Certificates and the exercise of Warrants.
     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holder of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:
     Section 1. Definitions. As used herein:
     A. “Common Shares” shall mean shares of the Company of any class, whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which as of the date hereof consists of the Company’s Common Shares, $.001 par value.
     B. “Corporate Office” shall mean the principal place of business of the Warrant Agent (or its successor) in Denver, Colorado, which office is presently located at 1825 Lawrence Street, Denver, Colorado 80202.
     C. “Initial Exercise Date” shall mean August 21, 1981 (9 months after the close of the Company’s public offering of the Units) prior to which date the Warrants are not exercisable.
     D. “Expiration Date” shall mean 5:00 P.M. (Denver time) 30 days after the Initial Exercise Date or, if such day shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (Denver time) on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.
     E. “Exercise Price” shall mean $.60 per Common Share.
     F. “Registered Holder” shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     G. “Subsidiary” shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.
     H. “Trading Date” shall mean 5:00 P.M. (Denver time) 14 days after the closing of the public offering of the Units.
     I. “Transfer Agent” shall mean the Company’s transfer agent, American Stock Transfer, Inc., or its successor.
     J. “Warrant Shares” shall mean and include (i) up to 3,000,000 shares of authorized and unissued Common Shares initially reserved for issuance upon exercise of the Warrants; and (ii) any additional Common Shares or other property which may hereafter be issuable or deliverable upon exercise of the Warrants pursuant to Section 8.
     Section 2. Warrants and Issuance of Warrant Certificates. Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one Common Share upon the exercise thereof, subject to modification and adjustment as provided in Section 8. Upon execution of this Agreement, Warrant Certificates representing up to an aggregate of 3,000,000 Warrants to purchase the Warrant Shares, attached to certificates representing 15,000,000 Common Shares in Units each consisting of 10 Common Shares and two Warrants, shall be executed by the Company and delivered to the Warrant Agent and, after the attached certificates for Common Shares shall have been duly countersigned by the Transfer Agent of the Company’s Common Shares, shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its President or a Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.
     From time to time, up to the Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially, up to the Trading Date, issued hereunder and attached to certificates for a number of Common Shares equal to 5 times the number of Warrants represented thereby, (ii) Warrant Certificates issued on or after the Trading Date, upon transfer thereof by the holder pursuant to Section 6, (iii) Warrant Certificates issued on or after the Initial Exercise Date, upon the partial exercise of any Warrant to evidence the portion of such Warrant not exercised, and (iv) Warrant Certificates issued on or after the Exercise Date, upon any transfer or exchange of Warrants.
     Section 3. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved hereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated as of the date of their issuance (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).
     The Warrant Certificates initially shall be issued only when attached to certificates for a number of Common Shares equal to 5 times the number of Warrants represented thereby. Such Warrants shall be numbered serially in accordance with the Common Shares with letter “W” on Warrant Certificates. Thereafter the Warrants may be issued by number preceded by the letter “W” without regard to the number of the Common Shares.
     The Warrant Certificates shall be executed on behalf of the Company by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company’s seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.
     Section 4. Exercise. Each Warrant represented by a Warrant Certificate may be exercised at any time on or after the Initial Exercise Date, but not after the Expiration Date, upon the terms and subject to the conditions set forth herein and in such Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the “Exercise Date”) of the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the registered holder thereof or his attorney duly authorized in writing, together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America equal to the Purchase Price, and the person entitled to receive the number of Warrant Shares deliverable upon such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable upon the exercise of any Warrant or Warrants. If more than one Warrant shall be exercised at one time by the same registered holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. Upon the exercise of any Warrant the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of Warrant Shares delivered upon such exercise and shall cause payment of an amount in cash equal to the Exercise Price, to be made promptly to or on the order of the Company.

     Section 5. Reservation of Shares; Listing; Payment of Taxes; Etc. The Company covenants that it will at all times reserve and keep available out of its authorized Common Shares solely for the purpose of issue upon exercise of Warrants as herein provided, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchanged, if any, on which the other outstanding Common Shares of the Company are then listed.
     If any Common Shares to be reserved for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal or state law, before such shares may be validly issued or delivered upon such exercise, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; however, Warrants may not be exercised by, or shares issued to, any registered holder in any state in which such exercise would be unlawful.
     The Warrant holder shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares upon exercise of the Warrants; provided, however, that if Warrant Shares are to be delivered in a name other than the name of the registered holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.
     The Warrant Agent is hereby irrevocably authorized to requisition the Company’s Transfer Agent from time to time for certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for Common Shares or other capital shares issuable upon exercise of the Warrants and of each successor Transfer Agent.
     Section 6. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or certificates which the holder making the transfer shall be entitled to receive.
     The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.
     All Warrant Certificates presented for registration of transfer or exercise on the subscription form on the reverse thereof shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer and subscription in form satisfactory to the Company and the Warrant Agent duly executed by the registered holder thereof or his attorney duly authorized in writing.

     A $3.00 fee shall be paid by the registered holder for any registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     All Warrant Certificates so surrendered or surrendered for exercise in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter delivered or disposed of as directed by the Company in writing.
     Prior to due presentment for registration of transfer thereof the Company and the Warrant Agent may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
     Section 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.
     Section 8. Adjustment of Exercise Price and Number of Shares Deliverable. After each adjustment of the Exercise Price pursuant to this Section 8, the number of Common Shares purchasable upon the exercise of each Warrant shall be the number derived by dividing such adjusted Purchase Price into the original Exercise Price as defined in Section 1.E above. The Exercise Price shall be subject to adjustment as follows:
          (a) In the event, prior to the expiration of the Warrant by exercise or by its terms, the Company shall issue any of its Common Shares as a stock dividend or shall subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such events, the then applicable Exercise Price per Common Share purchasable pursuant to this Warrant in effect at the time of such action be reduced proportionately and the number of Common Shares at that time purchasable pursuant to this Warrant shall be increased proportionately; and conversely, in the event that the Company shall reduce the number of its outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the then applicable Exercise Price per Common Share purchasable pursuant to this Warrant in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to the Warrant proportionately shall be decreased. Any dividend paid or distributed upon the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that such Common Shares are issuable upon the conversion thereof.
          (b) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value, or in the event the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its, or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporation being included within the meaning of the term “successor corporation” hereinbefore used in the context of any consolidation or merger of any other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Warrant, in lieu of the Common Shares of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company theretofore purchasable upon the exercise of this Warrant had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Warrant to any adjustment in the number of, shares of Common Shares purchasable upon exercise of this Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock, securities or assets which the Holder becomes entitled to purchase.
          (c) In the event the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this warrant may thereafter receive, upon exercise hereof, in lieu of each Common Share of the Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than 5:00 P.M., Mountain Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the Holder of this Warrant at his address as it appears on the books of the Company.
          (d) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to purchase its Common Shares at a price per share more than 10% below the then current market price per share (as defined below) of its Common Shares at the date of taking such record, then, (i) the number of Common Shares purchasable pursuant to the Warrant shall be redetermined as follows: the number of Common Shares purchasable pursuant to this Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest one-thousandth of a share) shall be multiplied by a fraction, the numerator of which shall be the number of Common Shares of the Company then outstanding (excluding the Common Shares then owned by the Company) immediately prior to taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of Common Shares of the Company outstanding (excluding the Common Shares owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise Price per Common Share purchasable pursuant to this Warrant shall be redetermined as follows: the Exercise Price in effect immediately prior to the taking of such record, shall be multiplied by a fraction, the numerator of which is the number of Common Shares purchasable hereunder immediately prior to the taking of such record, and the denominator of which is the number of Common Shares purchasable hereunder immediately after the taking of such record as determined pursuant to clause (i) above. For the purpose hereof, the current market price per Common Share of the Company at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the average of the highest bid-and-asked prices as reported by NASDAQ or, if the Common Shares are not admitted to listing for trading thereon, then in the “pink sheets” of the National Association of Securities Dealers, Inc., for the over-the-counter market in Denver, Colorado, or in the local daily newspapers for such city, or if not reported, the average of the highest bid-and-asked prices as furnished by any member firm of the New York Stock Exchange, Inc. selected from time to time by the Company for such purpose.
          (e) Upon any exercise of this Warrant by the Holder, the Company shall not be required to deliver fractions of the Common Shares; but prompt proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable by the Holder shall be made in respect of any such fraction of one Common Share on the basis of the Exercise Price per share then applicable upon the exercise of this Warrant.
          (f) In the event, prior to the expiration of this Warrant by exercise or by its terms, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable upon the exercise of this Warrant pursuant to the foregoing provisions, the Company shall give to the registered Holder of this Warrant at his address as it appears on the books of the Company at least 15 days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable upon exercise of this Warrant after the action for which such record will be taken has been consummated. Without limiting the obligation of the Company to provide notice to the registered holders of the Warrant Certificates of corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.
          (g) The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.
          (h) This Warrant shall not entitle the Holder hereof to any of the rights of shareholders or to any dividend declared upon the Common Shares unless the Holder shall have exercised this Warrant and purchased the Common Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.
          (i) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Shares of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the granting of additional option plans of the Company as currently or thereafter in effect or as hereafter modified, renewed or extended, or the issuance of Common Shares of the Company upon exercise of any such options, or (iii) the issuance of Common Shares in connection with acquisition of any type, in connection with compensation arrangements with officers, employees or agents of the Company or any Subsidiary, or under any circumstances other than those set forth in subsection (i) above.
          (j) The foregoing subparagraphs (a)-(i) shall be included on the back side of the Warrant Certificate as a “Statement of Rights of Warrant Holders.”
     Section 9. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity or value or authorization of the Warrant Certificate or the Warrants represented thereby or of any Common Shares or other property delivered upon exercise of any Warrant or whether any such share is fully paid and nonassessable. The Warrant Agent shall not at time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.
     The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.
     Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, a Vice President, its Secretary, an Assistant Secretary, its Treasurer, or an Assistant Treasurer (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.
     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent’s negligence or willful misconduct.
     The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent’s own negligence or wilful misconduct), after giving 30 days’

prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered holder of each Warrant Certificate. Upon such resignation or termination the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $1,000,000 and having its principal office in the City of Denver, State of Colorado. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the registered holder of each Warrant Certificate.
     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the registered holder of each Warrant Certificate.
     The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     Section 10. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; but this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the registered holders of Warrant Certificates representing not less than 66-2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable upon the exercise of a Warrant, or the Exercise Price therefor, or the Expiration Date of a Warrant, shall be made without the consent in writing of the registered holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

     Section 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:
          (i) if to the registered holder of a Warrant Certificate at the address of such holder as shown on the registry books maintained by the Warrant Agent; or
          (ii) if to the Company at 119 North Colorado Street, Midland, Texas 79701, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; or
          (iii) if to the Warrant Agent at the Corporate Office.
     Section 12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.
     Section 13. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant Certificates or any of them. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.
     Section 14. Execution. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above mentioned.

PARALLEL PETROLEUM CORPORATION
By:	/s/ Frank S. Delay
Frank S. Delay, President

AMERICAN STOCK TRANSFER, INC., as Warrant Agent
By:	/s/ Signature Illegible
Authorized Officer